                                FIRST SUPPLEMENT
                                     TO THE
                             MASTER CREDIT AGREEMENT
                      (Construction and Term Loan Facility)

     THIS FIRST SUPPLEMENT TO THE MASTER CREDIT AGREEMENT  ("First  Supplement")
is made and entered into as of February 14, 2007, by and between NEDAK  ETHANOL,
LLC, a Nebraska  limited  liability  company,  and FARM CREDIT SERVICES OF GRAND
FORKS, FLCA, a federal land credit  association  organized under the Farm Credit
Act of 1971, as amended.  This First  Supplement  supplements  the Master Credit
Agreement  between  Lender and Borrower  dated as of even date  herewith (as the same may be amended, restated, supplemented or otherwise modified (other than by
Supplements  entered into  pursuant to Section 1.02  thereof) from time to time, the "Master Agreement").

                                    RECITALS:

     A. Borrower has  requested  and Lender has approved a $42,500,000  multiple advance credit  facility for the purpose of financing a portion of Project Costs related to the construction of Borrower's  ethanol production plant (such credit facility hereafter referred to as the "Construction and Term Loan Facility").

     B.  Upon  satisfaction  of  certain  conditions,  Advances  made  under the
Construction  and Term Loan Facility will be converted to a term loan and repaid in  accordance  with the  terms of this  First  Supplement  and the  other  Loan
Documents.

                                   AGREEMENT:

     1.  Definitions.  Capitalized  terms used and not otherwise defined in this
First  Supplement  have the meanings  attributed  to them below or in the Master
Agreement.  Definitions  in this  First  Supplement  control  over  inconsistent definitions  in the Master  Agreement,  but only to the extent the defined terms apply to Loans under this First Supplement.  Definitions set forth in the Master
Agreement control for all other purposes. As used in this First Supplement,  the following terms have the following meanings:

     "Annual Rate" has the meaning set forth in Section 8.

     "Commitment  Amount" means an aggregate  principal amount not to exceed the lesser of (i) $42,500,000, and (ii) 50% of the Project Costs.

     "Construction and Term Loan" means the sum of all Advances made pursuant to this First Supplement.

     "Construction and Term Loan Amortization Period" means the period beginning on the Loan Conversion  Date and continuing  through the  Construction  and Term
Loan Maturity Date.

     "Construction  and Term Loan Documents"  means this First  Supplement,  the
Disbursing  Agreement,  the  Construction and Term Loan Note, and all other draw requests,  agreements,  documents,  certificates, and instruments related to the
Construction and Term Loan Facility.

     "Construction  and Term Loan  Maturity  Date"  means the earlier of (a) 120 months  from the Loan  Conversion  Date  which  shall not be later than March 1,
2018,  and (b) the date on which  the  Obligations  have been  declared  or have automatically become due and payable, whether by acceleration or otherwise.

     "Construction and Term Loan Note" means the Construction and Term Loan Note made by Borrower payable to the order of Lender,  dated the date hereof,  in the initial  aggregate  principal amount of $42,500,000 in substantially the form of
Exhibit  3A  attached  hereto.  On the Loan  Conversion  Date,  the  outstanding principal  balance  of the  Construction  and Term Loan Note shall be reduced by
$10,000,000  as a result of the  $10,000,000  Revolving  Note  (pursuant  to the
Second Supplement of even date herewith).

     "Construction   Agreement"   means   the   Engineering,   Procurement   and
Construction   Services  Fixed  Price  Contract  between  Borrower  and  Delta-T
Corporation dated effective August 9, 2006,  including all exhibits thereto,  as amended, restated, supplemented or otherwise modified from time to time.

     "Construction  Costs" means Borrower's cost of purchasing real property for
the  Project,   designing  and  engineering  the  improvements  contemplated  in connection with the Project,  preparing the site, and constructing the buildings and  purchasing  and  installing  equipment  related  to the  Project  and other construction  or real  estate-related  costs  listed on the  sources and uses of funds  statement  presented  to and  approved  by Lender as  amended,  restated, supplemented or otherwise modified and approved by Lender from time to time.

     "Construction  Plans" means the final working  plans for  completion of the
Project  set  forth  in the  Construction  Agreement,  including  all  drawings, specifications, details and manuals thereunder.

     "Disbursing Agent" is initially Title Company, and in the event such Person ceases  to act as  Disbursing  Agent,  the  Disbursing  Agent  will be a  Person selected by Lender who succeeds to such duties under the Disbursing Agreement.

     "Disbursing  Agreement" means the Disbursing Agreement dated as of the date hereof among Lender,  Borrower and the Disbursing  Agent, as amended,  restated, supplemented or otherwise modified from time to time.

     "Draw Request" has the meaning set forth in Section 5(a).

     "Fixed Interest Rate Adjustment  Date" has the meaning set forth in Section
8(a)(3).

     "Funding Period" means the period from the date of this First Supplement to the earliest of (a) the Required  Completion  Date,  (b) the date the Commitment
Amount is fully drawn,  and (c) the date all Obligations  outstanding  under the
Master Agreement have been declared or have automatically become due and payable
(whether by acceleration or otherwise).

     "Inspecting  Engineer"  means  the  architectural,   engineering  or  other
consultant  firm  retained by Lender,  at Borrower's  cost,  to conduct  on-site inspections  of the  work-in-progress  related  to  the  Project,  and to  issue periodic  reports to Lender as to progress of construction  and adherence to the Construction  Plans. BBI  International  will be the Inspecting
Engineer  initially,  and in the event BBI  International  ceases to perform the functions of Inspecting  Engineer,  Lender will select a replacement  Inspecting
Engineer to perform the duties described in the previous sentence.

     "LIBOR"  means the one month London  interbank  rate  reported on the tenth
(10th)  day of the  month by the Wall  Street  Journal  from time to time in its daily  listing of money  rates,  defined  therein as "the  average of  interbank offered  rates for dollar  deposits in the London  market based on quotations at five major banks." If a one month LIBOR rate is not reported on the tenth day of such  month,  the one  month  LIBOR  rate  reported  on the first  Business  Day preceding  the tenth day of such month will be used.  If this index is no longer available,  Lender  will  select  a new  index  which  is  based  on  comparable information.

     "Loan Conversion Date" means the first day of the first month following the
Required Completion Date which date shall not be later than March 1, 2008.

     "Margin" means three and forty  hundredths  percentage  points (3.40%) (340 basis points), as the same may be adjusted pursuant to Section 8 hereof.

     "Prepayment  Date" means the date on which Borrower has notified  Lender of its  intention  to prepay or which  Lender  receives a principal  payment on the
Construction  and  Term  Loan  prior  to its  scheduled  due  date,  whether  by acceleration or otherwise.

     "Prepayment Price" means:

     (a)  In the event the  Construction  and Term Loan is paid,  in whole or in part,  at any time during the Funding  Period or within 36 months from
          the  Loan  Conversion  Date,  whether   voluntarily  or  involuntarily
          (including any payment  effected by Lender's  exercise of any right to accelerate),  Borrower agrees to pay to Lender a prepayment fee in the amount five percent (5.0%) on the amount prepaid. Borrower agrees that this  fee is  paid  for the  right  to  prepay  and  that is does  not constitute liquidated damages or a penalty.

     (b)  In the event the  Construction  and Term Loan is paid,  in whole or in part,  at any time after 36 months from the Loan  Conversion  Date but before 48 months from the Loan Conversion Date, whether voluntarily or involuntarily  (including any payment effected by Lender's exercise of any  right  to  accelerate),  Borrower  agrees  to  pay  to  Lender  a prepayment fee in the amount one percent (1.0%) on the amount prepaid.
          Borrower agrees that this fee is paid for the right to prepay and that is does not constitute liquidated damages or a penalty.

     (c)  In addition to the fees set forth in  subsections  (a) and (b) in this definition  of  Prepayment  Price,  if  Borrower  has made an interest election to fix the  interest  rate  pursuant to Section  8(a) hereof, then any prepayment of the  Construction  and Term Loan,  whether made voluntarily or  involuntarily  (including  any prepayment  effected by
          Lender's  exercise of any right to  accelerate),  shall be accompanied by, and Borrower shall pay to Lender the amount of any actual breakage fees imposed upon Lender by Lender's funding source.

     "Project" means all tangible and intangible real and personal  property now existing or hereafter acquired, constructed or installed, that comprises the dry milling ethanol plant to be constructed  near Atkinson,  Nebraska,  which,  upon completion of the construction,  will be capable of producing,  not less than 44 million gallons of fuel grade ethanol per year, together with related byproducts of modified wet, high protein,  distillers  grains with solubles,  together with all necessary and appropriate fixtures, equipment, attachments, and accessories, as described in the Construction Plans, to be constructed on the Real Estate.

     "Project Costs" means without duplication,  the Construction Costs plus the other costs listed on the sources and uses of funds  statement  presented to and approved by Lender, as such statement may be amended, restated,  supplemented or otherwise modified from time to time.

     "Required Completion Date" means the date of Substantial Completion,  which shall occur on or before February 15, 2008.

     "Substantial  Completion"  means  the  occurrence  of all of the  following events with respect to the Project:  (a) all improvements related to the Project are  completed  in  accordance  with the  Construction  Plans  and  Construction
Agreement,   and  are  paid  for  in  full,  free  of  all  mechanic's,   labor,
materialmen's  and other  similar  Lien  claims;  (b) said  completion  has been certified  by  the  Inspecting  Engineer  and  the  Borrower,  and  no  material punch-list items remain to be completed;  (c) all applicable requirements of any
Governmental  Authority and all private  restrictions  and  covenants  have been complied with or satisfied and that unconditional  certificates of occupancy (if required by a  Governmental  Authority) for all of such  improvements  have been
issued;   (d)  Borrower  has   obtained   all  permits,   licenses,   and  other
authorizations  required by a  Governmental  Authority for  construction  of the
Project and operation of Borrower's  business,  and entered into all  agreements necessary or  appropriate  to operate the plant  contemplated  by the Project at maximum capacity;  (e) all insurance  required pursuant to the Loan Documents is in full force and effect;  and (f) Borrower has assigned all Material  Contracts to Lender.

     "Sworn  Construction  Cost  Statement"  means the  itemized  and  certified statement  of  actual  and  estimated  costs  of the  Project  broken  out  into individual  subcontracts,  signed and sworn to by  Borrower,  as the same may be revised in accordance with Section 5(d).

     "Title Company" means LandAmerica Title Services.

     2. Effect of First Supplement. This First Supplement, along with the Master
Agreement and the other  Construction  and Term Loan  Documents,  sets forth the terms of the Construction and Term Loan Facility and Construction and Term Loan.

     3. Conditions Precedent.  Lender will have no obligation to make an Advance under this First Supplement until each of the following  conditions precedent is satisfied or waived in accordance with Section 8.02 of the Master Agreement:

     (a)  Lender has received  all fees and other  amounts due and payable on or prior  to the date  hereof,  including  an  origination  fee  equal to
          $531,250 (1.25% of $42,500,000),  $80,000 of which has been previously paid  pursuant  to the fee  letter  dated  August 7,  2007,  leaving a balance of $451,250,  and all other fees and

          amounts for  reimbursement  or payment of all  out-of-pocket  expenses required to be  reimbursed  or paid by  Borrower  pursuant to any Loan
          Document or any other agreement with Lender;

     (b)  Lender  has  received  this  Borrower's   counterpart  of  this  First
          Supplement and the  Construction  and Term Loan Note duly executed and delivered by Borrower;

     (c)  Lender has received the Disbursing  Agreement  (which shall include an attachment containing Borrower's estimated schedule for the incurrence of Project Costs and the disbursement of Loan proceeds to pay for such
          Project  Costs) duly executed and delivered by Borrower and Disbursing
          Agent;

     (d)  Lender has received  Borrower's  counterparts of the Master  Agreement and all Amendment  Documents  contemplated  thereby, in each case duly executed and delivered by Borrower, as well as all other duly executed and delivered instruments,  agreements, opinion letters, and documents as Lender may require;

     (e)  Borrower has provided  documents and evidence  satisfactory  to Lender that  the  sum of  (1),  (2)  and  (3)  below  is  equal  to at  least
          $42,500,000:

          (1)  amounts  on  deposit in the  Equity  Deposit  Account  (including proceeds received from any grants);

          (2)  Indebtedness permitted under Section 6.01 of the Master Agreement which is fully, unconditionally, and irrevocably committed; and

          (3)  amounts previously expended on Project Costs.

     (f)  the  representations  and warranties set forth in the Master Agreement are true and correct in all material respects as of the date hereof;

     (g)  all conditions  precedent in the Master  Agreement and each other Loan
          Document have been satisfied;

     (h)  no Default or Event of Default has occurred and is continuing; and

     (i)  unless  waived or  otherwise  agreed by Lender in its sole  reasonable discretion,  Lender  has  received  each  of the  following  in  form, substance, and detail satisfactory to Lender in all respects:

          (1)  three  copies  of a survey  and maps or plats of the Real  Estate certified  to the  Lender  and  the  Title  Company  in a  manner reasonably  satisfactory to each of Lender and the Title Company, dated a date  reasonably  satisfactory  to each of Lender and the
               Title  Company  by  an  independent  professional  licensed  land surveyor,  which maps or plats and the  surveys on which they are based  are  sufficient  to delete  any  standard  printed  survey exception contained in the applicable title insurance policy;

          (2)  Federal   Emergency   Management  Agency  Standard  Flood  Hazard
               Determination  Certificates certifying,  among other things, that none of the Real Estate is located within a flood hazard area;

          (3)  appraisals  of all Real  Estate  (including  two copies of an "as built" appraisal related to the Project);

          (4)  Phase I Environmental  Site Assessment Reports on all of the Real
               Estate,  along with such further  environmental  review and audit reports as Lender  requests (which may include Phase II reports), and letters by the firms  preparing  such  environmental  reports authorizing Lender to rely on such reports;

          (5)  an executed copy of the Construction Agreement and each agreement with a  subcontractor  (to the  extent  separately  requested  by
               Lender),  together  with  (A) a copy  of  the  site  plan,  (B) a schedule  listing all subcontracts  relating to the Project,  and such other  contracts,  subcontracts  and schedules as Lender may
               request,   (C)  a  work  progress   schedule  showing   estimated
               completion time for each phase of the Project  construction,  (D)
               the Sworn Construction Cost Statement, duly executed by Borrower, including  a  reconciliation  of actual  costs  incurred  to-date against budgeted amounts, (E) at the time required under Schedule
               3.15 of the  Master  Agreement,  a copy of each  permit  and each other building permit,  license and other agreement that Borrower is  required  by law to obtain in  connection  with the  Project, together  with a schedule  of all other  necessary  licenses  and permits  which must be  obtained in order to occupy and operate a dry mill  ethanol  production  facility  (at maximum  capacity in accordance with the Construction  Plans) on the Real Estate where the Project will be built,  and (F) a soil report  related to the
               Real  Estate  where the  Project  will be built,  certified  by a registered  engineer acceptable to Lender,  including  structural design  recommendations  in form and  substance  satisfactory  to
               Lender; and

          (6)  a  certificate,  substantially  in the form of  Exhibit  3(i)(6), dated the Closing Date and signed by an  appropriate  Responsible
               Officer,  confirming  the  solvency of Borrower  before and after giving  effect  to all  transactions  contemplated  by  the  Loan
               Documents,  together  with  (A) the  Projections  and (B) the Pro
               Forma Balance Sheet for Borrower as of the Closing Date.

     4. Basic Terms. During the Funding Period,  Borrower may borrow and prepay, but may not re-borrow, in accordance with the terms and conditions of the Master
Agreement,  the other  Construction and Term Loan Documents,  and the other Loan
Documents. The aggregate principal amount outstanding under the Construction and
Term Loan may not exceed the  Commitment  Amount at any time.  Borrower  may not borrow during the continuance of a Default or Event of Default.

     5. Procedure for Advances.

     (a)  Draw Request.  During the Funding  Period,  Borrower may not more than once per month (unless  otherwise agreed by Lender) request an Advance by  providing  Lender  written  notice  substantially  in the  form of
          Exhibit 3B attached hereto (a "Draw Request"). The amount requested in any Draw Request must be at least $100,000.  Each Draw Request will be irrevocable  and must be  received  by Lender no later than 11:00 a.m.
          (Grand  Forks,  North  Dakota  time) five  Business  Days prior to the requested  funding  date  (which  must be a Business  Day).  Each Draw
          Request will constitute a certification,  representation  and warranty that  the  conditions  precedent  for  an  Advance  under  the  Master
          Agreement and the Disbursing Agreement have been satisfied and that no
          Material  Contract  has been  entered  into other than those which are subject to a Collateral  Assignment in favor of Lender or which Lender has agreed in writing that no Collateral  Assignment will be required.
          Each Advance will be disbursed  through the Disbursing  Agent pursuant to the terms and  conditions  of the  Disbursing  Agreement,  which is hereby incorporated herein by reference,  and the terms and conditions of the Master Agreement.  The Disbursing  Agreement will provide for a retainage  holdback  equal to 10% of each Draw Request until such time as  construction of the Project (as measured by the schedule set forth in the Construction  Agreement) is 50% completed.  The proceeds of all
          Advances under this First  Supplement  will be used solely for funding
          Project Costs.

     (b)  Other  Advances.  Notwithstanding  anything  herein  to the  contrary,
          Lender may  (without  obligation),  at any time and from time to time, make an Advance  without first  receiving a Draw Request and apply the proceeds of such  Advance to pay any  interest,  fees or other  amount owing to Lender,  release  charges under prior  mortgages and security interests,  or legal  fees or  other  costs  payable  by  Borrower  in connection with the Loan Documents or the Project.

     (c)  Funding Account.  Unless otherwise  authorized by Lender, each Advance taken for the purpose of funding  Construction Costs will be disbursed by  wire  transfer  to a  deposit  account  of  the  Disbursing  Agent established  for the sole purpose of funding  Construction  Costs (and other  Project  Costs  at  Lender's  option).  All  Advances  will  be considered received by Borrower upon their receipt by Disbursing Agent in its deposit account.

     (d)  Cost  Information.  All  disbursements  will be based on the  detailed breakdown of Project  Costs set forth on the Sworn  Construction  Cost
          Statement.  If Borrower  becomes  aware of any change in Project Costs that  would  increase  the total  cost in excess of  $100,000  (in the aggregate  along with previous such cost  increases)  above the amount
          shown  on  the  Sworn  Construction  Cost  Statement,   Borrower  will
          immediately notify Lender in writing and promptly submit to Lender for its approval a revised Sworn  Construction Cost Statement.  In such an event,  no additional  Advance will be made until Lender  approves the revised Sworn Construction Cost Statement.

     (e)  Loan in  Balance,  Deposit  of Funds by  Borrower.  Whenever  Borrower
          determines that the sum of the un-disbursed  portion of the Commitment
          Amount  will  not be

          sufficient  to fully  complete  the  Project  in  accordance  with the
          Construction  Plans,  whether such deficiency is the result of changes in the  Construction  Plans or otherwise,  Borrower will deposit in an escrow  fund to be  established  with  Lender an  amount  equal to the amount of the  deficiency  as  determined  by  Lender.  Borrower  will deposit  such funds  within three days.  No further  Advances  will be disbursed  until those funds are  deposited  by Borrower in the escrow fund.

     (f)  Additional Security. Borrower irrevocably assigns to Lender and grants to Lender a  security  interest  in, as  additional  security  for the performance of the Obligations,  its interest in all funds held by the
          Disbursing Agent pursuant hereto or the Disbursing Agreement,  whether or not  disbursed,  all funds  deposited by Borrower with Lender,  all
          reserves,   including  deferred  payments,   deposits,  refunds,  cost
          savings,  and payments of any kind relating to the construction of the
          Project  and,  to the  extent  assignable,  all  governmental  permits obtained for the lawful construction of the Project.

     (g)  Suspension  of  Construction.  If Lender  determines  that any work or materials  do not  materially  conform  to the  Construction  Plans or applicable law, or otherwise  departs from any of the  requirements of this First  Supplement or any other Loan Document,  Lender may require the work to be stopped and withhold disbursement of Advances until the matter is corrected. In such event, Borrower will promptly correct the work to  Lender's  satisfaction.  No such action by Lender will affect
          Borrower's  obligation  to  complete  the  Project  on or  before  the
          Required Completion Date.

     6. Conditions to Each Advance. The obligation of Lender to make any Advance is subject to the satisfaction of the following conditions:

     (a)  Lender has received a timely Draw Request and, unless waived by Lender in its sole  discretion,  such Draw  Request has been  approved by the
          Inspecting Engineer;

     (b)  at the time of and immediately after giving effect to such Advance, no
          Default or Event of Default exists;

     (c)  all  representations  and warranties of Borrower set forth in the Loan
          Documents  are true and correct in all material  respects on and as of the date of such  Advance  before  and after  giving  effect  thereto, except for such  representations  and warranties that relate solely to an earlier period;

     (d)  since the date of the most  recent  financial  statements  of Borrower described in Section 4.01(a) of the Master  Agreement,  there has been no change which has had or could reasonably be expected to result in a
          Material Adverse Effect; and

     (e)  each of the  conditions  for an  Advance  set forth in the  Disbursing
          Agreement has been satisfied.

     7. Deliveries  Prior to Loan  Conversion.  As soon as possible,  but in any event prior to the Loan Conversion Date,  Borrower will provide the following to
Lender:

     (a)  a certificate by an appropriate Responsible Officer,  certifying as to occurrence  of each  item  listed  in the  definition  of  Substantial
          Completion,  along with such supporting evidence as Lender may require
          (e.g., proof of required insurance coverage, Permits and licenses);

     (b)  copies of all Material  Contracts not previously  delivered to Lender, along with fully  executed  Collateral  Assignments  of such  Material
          Contracts;

     (c)  to  the  extent  specifically  requested  by  Lender,  copies  of  all warranties from suppliers covering materials, equipment and appliances included within the Improvements;

     (d)  three copies of an  "as-built"  survey of the Project  which  conforms with Lender's and Title Company's requirements; and

     (e)  such other  documents,  instruments,  and  certificates  as Lender may reasonably request.

     8. Interest Rate.  Interest on the unpaid  principal amount of Construction and Term Loans made during the Funding Period (and thereafter unless and until a fixed rate is elected in  accordance  with  Section 8(a) below) will accrue on a variable  interest rate equal to LIBOR plus the Margin.  On the Loan  Conversion
Date or any time within five (5) years after the Loan Conversion Date,  Borrower may elect to fix the  interest  rate as follows  (the LIBOR plus Margin rate and the fixed rate below being referred to as the "Annual Rate"):

     (a)  a fixed  rate for a  locked-in  period of five  years,  subject to the following:

          (1)  the fixed rate  period  (five  years)  may not extend  beyond the
               Construction and Term Loan Maturity Date;

          (2)  Borrower  must provide at least five (5) Business  Days'  advance written notice to Lender; and

          (3)  the interest rate fixed hereunder will be equal to the sum of (i)
               340 basis  points  (3.40%)  and (ii) the yield of the 5-year rate with the  Federal  Home Loan  Bank of Des  Moines,  Iowa  ("Fixed
               Interest Rate Adjustment Date");

          (4)  the interest  rate will be subject to adjustment by Lender on the fifth-year  anniversary of the date of initially  fixing the rate
               (the  "Repricing  Date"),  at a rate  equal to the sum of (i) 340 basis  points  (3.40%)  and (ii) the yield of the 5-year rate (or such  shorter term product  corresponding  to the then  remaining term of the  Construction  and Term Loan) with the  Federal  Home
               Loan  Bank of Des  Moines,  Iowa;  provided  however,  if no such shorter term product  exists at the time,  then the interest rate shall be equal to LIBOR plus the Margin.

Lender will give  Borrower  notice of the interest rate which will be applicable to the remaining  principal balance of the Construction and Term Loan subject to said  five-year  lock-in  period  within 15 days  after  receipt  of  Borrower's interest election notice.

The Margin  applicable to the Construction and Term Loan during the Construction and Term Loan  Amortization  Period  will be  reduced by (x)  twenty-five  basis points  (0.25%) per annum at such time as Borrower has reached and maintained an
Owners'  Equity Ratio of 65%,  and (y) an  additional  twenty-five  basis points
(0.25%) per annum at such time as Borrower has reached and maintained an Owners'
Equity Ratio of 70%. Such reductions will be applied from the date of receipt of
Borrower's audited financial  statements  pursuant to Section 4.01 of the Master
Agreement. For purposes of this paragraph,  Borrower's Owner's Equity Ratio will be  based on  audited  financial  statements  after  taking  into  account  such adjustments  as necessary to reflect  reductions  resulting  from any  Permitted
Distribution. Subsequent to any Margin reduction pursuant to this Section 8, the
Margin applicable to the Construction and Term Loans during the Construction and
Term Loan  Amortization  Period will be increased by (x) 25 basis points (0.25%)
per annum if Borrower's Owners' Equity Ratio falls below 70% as of any quarterly period  following  application  of any reduction in the Margin  pursuant to this paragraph,  and (y) an additional 25 basis points (0.25%) per annum (for a total increase of 50 basis points) if Borrower's  Owners' Equity Ratio falls below 65%
as of any such quarterly period.

     9. Loan Payments.

     (a)  During Construction.  During the Funding Period,  Borrower will pay in arrears,  not  later  than the first day of each  month,  accrued  and unpaid interest at LIBOR plus the Margin based on the daily balance of the Construction and Term Loan outstanding  during the related monthly period.

     (b)  During   Amortization.   During   the   Construction   and  Term  Loan
          Amortization Period,  Borrower will pay in arrears on the first day of each  month  through  and  including  the  Construction  and Term Loan
          Maturity  Date,  level  monthly  payments of  principal  plus  accrued interest  at the  Annual  Rate so that the  principal  amount is fully amortized  over 120 months.  Lender will  determine the amount of such monthly  payments on the Loan  Conversion Date and, if no fixed Annual
          Rate is in effect  pursuant  to  Section  8(a),  each time  there is a change in LIBOR. Such determination by Lender of the amortized payment amount will be binding and  conclusive,  absent  manifest  error.  All
          remaining   principal,   accrued  and  unpaid   interest,   and  other
          Obligations  related to the  Construction and Term Loan outstanding on the Construction and Term Loan are due and payable on the Construction and Term Loan Maturity Date.

     (c)  Bio Energy Payments  During  Construction  and Term Loan  Amortization
          Period.  During the  Construction and Term Loan  Amortization  Period,
          Borrower  shall,  upon  receipt  by  Borrower  of any USDA Bio  Energy program  payments other payments and benefits  received by Borrower in respect of  incentives  provided by the State of Nebraska or any other
          Governmental  Authority  (other than Nebraska Tax Rebate as defined in the Second Supplement),  within fifteen (15) days after the receipt of such payment, submit an amount equal to 100% of such payment to

          Lender (each a "Bio Energy  Payment").  Bio Energy Payments  required under this  Section  9(c) shall be in addition  to all other  payments required  under this First  Supplement.  Bio Energy  Payments shall be applied in the inverse order of the maturities of scheduled  principal payments, so as to not affect or reduce the GAAP-based current portion of Borrower's long-term debt.

     (d)  Cash Flow Sweep. In addition to all other payments required under this
          First Supplement,  Borrower shall make special  principal  payments to
          Lender in an amount of 40% of Borrower's  Net Available  Cash for each fiscal year (each a "Special  Principal  Payment").  Special Principal
          Payments  required under this Section 9(d) shall be due and payable at the time  Borrower  submits  its  audited  annual  report to Lender as required  under  Section  4.01(a)  of the  Master  Agreement.  Special
          Principal  Payments  shall  be  applied  in the  inverse  order of the maturities  of scheduled  principal  payments,  so as to not affect or reduce the GAAP-based  current  portion of Borrower's  long-term debt.
          Borrower shall not be required to make any Special Principal  Payments so long as Borrower  achieves and maintains an Owner's Equity Ratio of
          50% (as reported on audited  fiscal  year-end  financial  statements);
          provided,  Borrower's  obligation to make Special  Principal  Payments pursuant to this Section 9(d) will be reinstated if Borrower's Owner's
          Equity Ratio falls below 50% at any quarterly reporting period.

     10. Prepayment Fees.

     Borrower  may not prepay  any  portion  of the  Construction  and Term Loan
(other than Bio Energy Payments and Special  Principal  Payments) (i) during the
Funding  Period,  and (ii) for a period of three (3)  years  after the  Required
Completion Date. In addition,  Borrower acknowledges that an additional one-year prepayment  lockout  may  apply  at the  time of the  interest  rate  adjustment described in Section  8(a)(3)  above in the event  Borrower has made an interest election under Section 8(a). If any amount of the  Construction and Term Loan is prepaid during this time  (excluding Bio Energy  Payments and Special  Principal
Payments),  whether  voluntarily  or  involuntarily  (including  any  prepayment effected by Lender's  exercise of any right to  accelerate),  Borrower agrees to pay the  Prepayment  Price.  Subject to the  provisions  contained in the Master
Agreement,  Borrower  may prepay all or a portion of the  Construction  and Term
Loan from the period  three (3) years after the Required  Completion  Date until the  Construction  and Term  Loan  Maturity  Date,  provided,  however,  that if
Borrower prepays all or a portion of the Construction and Term Loan prior to the date four (4) years after the Required  Completion Date, whether  voluntarily or involuntarily  (including  any prepayment  effected by Lender's  exercise of any right to  accelerate),  Borrower  agrees to pay the Prepayment  Price.  Borrower agrees  that the  Prepayment  Price is paid as a fee for the right to prepay and not liquidated  damages or a penalty.  The Commitment Amount will be permanently reduced by the amount of any prepayments made during the Funding Period.

     11.  Reliance.  Borrower  will not rely on reports  relating to the Project generated  for the  benefit of Lender for any  purpose  whatsoever.  Borrower is responsible  for making its own  inspections of the Project during the course of construction  and will satisfy  itself that the work performed and the materials furnished conform with its contracts. By making Advances after inspection of the
Project,  Lender  will not be  deemed to have  waived  any  Default  or Event of

Default,  or the right to require the correction of  construction  defects or to have  acknowledged  that  the  construction  (as to  quality  or  value  of work performed or material furnished) conforms with the Construction Plans.

     12. Inspections.  Borrower is responsible for making inspections during the course of construction and will determine to its own satisfaction  that the work done or materials  supplied by the contractors to whom payment is to be made out of each Draw Request has been properly  done or supplied in accordance  with the applicable  contracts  with  such  contractors.  If any work  done or  materials supplied  by a  contractor  are not  satisfactory  to  Borrower,  Borrower  will immediately  notify Lender in writing of such fact.  It is expressly  understood and  agreed  that  Lender or its  authorized  representative  may  conduct  such inspections  of  the  Real  Estate  and  improvements  thereon  as it  may  deem appropriate  for the protection of Lender's  interest,  and,  specifically,  the
Inspecting Engineer may, at the option of Lender and at the expense of Borrower, conduct such periodic inspections,  prepare such written progress reports during the period of  construction  and prepare such written reports upon completion of the  Project  as  Lender  may  request.  Any  inspections  made by Lender or its
representative   will  be  made,  and  all   certificates   issued  by  Lender's
representative will be issued,  solely for the benefit and protection of Lender, and Borrower will not rely thereon.

     13. Construction.  Borrower will not become a party to any contract for the performance  of any work  related  to the  Project or for the  supplying  of any labor,  materials or services for the  construction of  improvements  that would have the effect of  increasing  the costs of the Project more than  $100,000 (in the aggregate  with previous such cost  increases)  above those set forth in the
Sworn  Construction  Cost Statement,  except in such amounts and upon such terms and with such  parties as are  approved  in writing by Lender.  No  approval  by
Lender of any  contract  or change  order will make Lender  responsible  for the adequacy,  form or content  of such  contract  or change  order.  Borrower  will expeditiously complete and fully pay for the development and construction of the
Project in a good and  workmanlike  manner and in accordance with the contracts, subcontracts and  Construction  Plans submitted to Lender and in compliance with all applicable requirements of all Governmental Authorities,  and any covenants,
conditions,   restrictions  and  reservations   applicable   thereto,   so  that
Substantial  Completion  occurs  on or  before  the  Required  Completion  Date.
Borrower  assumes full  responsibility  for the  compliance of the  Construction
Plans and the Project with all requirements of all Governmental  Authorities and with sound building and engineering practices, and notwithstanding any approvals by  Lender,  Lender  has no  obligation  or  responsibility  whatsoever  for the
Construction  Plans or any other matter  incident to the Project or construction related to the Project.  Borrower  will correct or cause to be corrected (a) any defect in  improvements  related  to the  Project,  (b) any  departure  from the
Construction Plans or any requirements of any Governmental Authorities,  and (c)
any encroachment by any part of any structure  located on the Real Estate on any building line,  easement,  property line or restricted area. Borrower will cause all roads necessary for the efficient operation of the plant contemplated by the
Project to be completed and dedicated (if dedication  thereof is required by any
Governmental Authority),  the bearing capacity of the soil on the Real Estate to be made sufficient to support all  improvements  thereon,  and sufficient  local utilities to be made  available  to the Project and  installed at costs (if any)
set out in the Sworn  Construction  Cost  Statement,  on or before the  Required
Completion  Date.  No work may be  performed  pursuant  to any  change  order or pending  change  order to the  Construction  Plans prior to delivery  thereof to
Lender.

     14. Additional Remedies Upon Event of Default During Construction. Upon the
occurrence of an Event of Default prior to the Required  Completion Date, and at any time  thereafter  during the  continuance  of such  event,  Lender  may,  in addition to all other available  remedies,  enter upon  Borrower's  property and proceed  either in its own name or in the name of Borrower  (which  authority is coupled with an interest and is irrevocable by Borrower) to complete the Project or cause the Project to be  completed,  at the cost and expense of Borrower.  If
Lender  elects to complete or cause the  Project to be  completed,  it may do so according to the Construction Plans or according to such changes, alterations or modifications  in and to the  Construction  Plans as Lender  deems  appropriate.
Lender may enforce or cancel all contracts of Borrower  relating to construction and  enter  into  other  contracts  which  Lender  deems  advisable  in its sole judgment. Borrower will forthwith turn over and duly assign to Lender, as Lender
may  from  time  to  time  require,   contracts  relating  to  construction  and
installation of improvements  related to the Project,  the  Construction  Plans, blueprints,  shop drawings,  bonds,  building  permits,  bills and statements of accounts  pertaining  to the  Project,  whether  paid  or  not,  and  any  other instruments or records in the possession of Borrower  pertaining to the Project.
Borrower will pay to Lender, on demand, any amount or amounts expended by Lender in so completing construction of the Project,  together with any costs, charges, or  expenses  incident  thereto  or  resulting  therefrom.  In the event  that a proceeding is instituted  against Borrower for recovery and reimbursement of any amount  expended by Lender in connection  with the completion of construction of the Project, a statement of such  expenditures,  verified by the affidavit of an officer of Lender,  will be prima facie  evidence of the amounts so expended and of the  propriety  of and  necessity  for such  expenditures,  and the burden of proving to the contrary will be upon Borrower.  Lender may apply the undisbursed amount of the Commitment Amount to bring about the completion of construction of the Project and to pay the costs thereof; and if such funds are insufficient, in
Lender's sole judgment, to complete construction of the Project, Borrower agrees to promptly  deliver  and pay to Lender  amounts as Lender may from time to time demand for the purpose of  completing  construction  of the Project or of paying any  liability,  charge or expense  which may have been  incurred  or assumed by
Lender  under or in  performance  of this  First  Supplement  or any other  Loan
Document.  It is expressly understood and agreed that in no event will Lender be obligated or liable in any way to complete the Project or to pay for any Project
Costs.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS  WHEREOF,  the parties have caused this First  Supplement  to be duly  executed by their  respective  authorized  officers as of the day and year first written above.

                                    BORROWER:

                                    NEDAK ETHANOL, LLC

                                    By: /s/ Jerome Fagerland
                                       -----------------------------------------
                                    Name: Jerome Fagerland
                                    Title: President and General Manager

                                    By: /s/ Everett Vogel
                                       -----------------------------------------
                                    Name: Everett Vogel
                                    Title: Board Chairman

                                    LENDER:

                                    FARM CREDIT SERVICES OF GRAND FORKS, FLCA

                                    By: /s/ Dave DeVos
                                       -----------------------------------------
                                    Name:  Dave DeVos
                                    Title: Vice President

                     [SIGNATURE PAGE FOR FIRST SUPPLEMENT TO
                            MASTER CREDIT AGREEMENT]

                                   EXHIBIT 3A
                         Construction and Term Loan Note

$42,500,000                                            Grand Forks, North Dakota
                                                               February 14, 2007

FOR VALUE RECEIVED,  the  undersigned,  NEDAK ETHANOL,  LLC, a Nebraska  limited liability  company  ("Borrower"),  hereby  promises  to pay to the order of FARM
CREDIT  SERVICES OF GRAND  FORKS,  FLCA  (together  with any  subsequent  holder hereof, "Lender") or its successors and assigns, at 2424 32nd Avenue South, P.O.
Box 13570,  Grand Forks,  North Dakota  58208-3570,  (a) on the Construction and
Term Loan  Maturity  Date (as  defined in the Master  Credit  Agreement  between
Borrower  and Lender  dated as of February 14, 2007 (as the same may be amended, restated,  supplemented  or otherwise  modified  from time to time,  the "Credit
Agreement")),   and  the  First   Supplement  to  the  Master  Credit  Agreement
(Construction  and Term Loan) between Borrower and Lender,  dated the same date, the principal sum of Forty-Two  Million Five Hundred Thousand and No/100 Dollars
($42,500,000.00)  or so much of the unpaid  principal amount of the Construction and Term Loan (as defined in the Credit  Agreement) as has advanced by Lender to
Borrower pursuant to the Credit Agreement, and (b) on each date specified in the
Credit  Agreement  prior to the  Construction  and Term Loan Maturity  Date, the
principal  amount of the  Construction  and Term Loan  payable to Lender on such date as specified  therein,  in lawful money of the United  States of America in immediately  available funds, and to pay interest on the unpaid principal amount thereof from time to time  outstanding,  in like funds,  at said office,  at the rate or rates per annum and  payable  on such  dates as  provided  in the Credit
Agreement.  Borrower  also  promises to pay Default  Interest (as defined in the
Credit  Agreement),  on  demand,  on the terms and  conditions  set forth in the
Credit  Agreement.  In addition,  should legal action or an  attorney-at-law  be utilized to collect any amount due hereunder,  Borrower  further promises to pay all costs of collection, including the reasonable attorneys' fees of Lender.

All  borrowings  evidenced  by this  Construction  and  Term  Loan  Note and all payments and  prepayments of the principal  hereof and the date thereof shall be recorded by Lender in its internal records; provided, that the failure of Lender to make  such a  notation  or any error in such  notation  will not  affect  the obligations  of  Borrower  to make the  payments of  principal  and  interest in accordance with the terms of this Construction and Term Loan Note and the Credit
Agreement.

This  Construction  and Term  Loan Note is issued  in  connection  with,  and is entitled to the benefits of, the Credit  Agreement  which,  among other  things, contains  provisions  for the  acceleration  of the  maturity  hereof  upon  the happening  of  certain  events,  all  upon  the  terms  and  conditions  therein specified.

THIS  CONSTRUCTION  AND TERM LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND
GOVERNED BY THE LAWS OF THE STATE OF NORTH DAKOTA AND ANY APPLICABLE LAWS OF THE
UNITED STATES OF AMERICA.

                                NEDAK ETHANOL, LLC

                                By: /s/ Jerome Fagerland
                                   ------------------------------------
                                   Jerome Fagerland, President and General Manager

                                By: /s/ Everett Vogel
                                   ------------------------------------
                                   Everett Vogel, Board Chairman

                                   EXHIBIT 3B
                                     Form of
                                  Draw Request

Farm Credit Services of Grand Forks, FLCA
2424 32nd Avenue South, P.O. Box 13570
Grand Forks, North Dakota 58208-3570

Attention:  Bob Ellerbusch/Val Anderson

Dear Mr. Ellerbush/Ms. Anderson:

Reference is made to the Master Credit Agreement and First  Supplement  thereto, each dated February 14, 2007 (as may have been amended and in effect on the date hereof, the "Credit Agreement"),  between the undersigned,  as Borrower and Farm
Credit  Services of Grand Forks,  FLCA,  as Lender.  Terms defined in the Credit
Agreement are used herein with the same meanings. This notice constitutes a Draw
Request, and Borrower hereby requests an Advance under the Credit Agreement, and in that connection Borrower specifies the following  information with respect to the Construction Borrowing requested hereby:

     (A) Principal amount of the requested Advance(1): ___________________

     (B) Date of the requested Advance (which is a Business Day) ____________

     Attached hereto are each of the documents requested by Lender in support of satisfaction of the requirements specified in the Disbursing Agreement.

     The Borrower  hereby  represents  and warrants that the  conditions  for an
Advance specified in the Credit Agreement have been satisfied.

                                        Very truly yours,

                                        NEDAK ETHANOL, LLC

                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------

-------------------------------
(1) Not less than $100,000.